EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Popular, Inc. (the "Company"), hereby certifies that the Company's Report on Form 10-Q for the quarter ended June 30, 2020 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 10, 2020	By: /s/ Carlos J. Vázquez
Name: Carlos J. Vázquez
Title: Chief Financial Officer
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.